UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 8, 2008
LEINER HEALTH PRODUCTS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-33121	95-3431709
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		Number)

901 East 233rd Street, Carson, California	90745
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (310) 835-8400
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On January 8, 2008, Leiner Health Products Inc. (the “Company”) announced its decision to consolidate its U.S. based over-the-counter (“OTC”) manufacturing facility in Wilson, NC. Continued delays in the re-entry into the OTC business, principally due to customer concerns over the Company’s ongoing Department of Justice investigation and changing market conditions, have necessitated a further reduction in operating expenses. The Company will outsource its OTC requirements based on strategic supply relationships such as the recently announced 5-year partnership with Wockhardt. The Company believes that it can provide a broad and cost competitive OTC offering to its customers via these supply partnerships. The Company will continue an enhanced focus on its Vitamin, Mineral and Supplement (“VMS”) manufacturing business in California.
     The consolidation will result in the elimination of approximately 171 positions and is expected to be completed by March 2008. This consolidation plan is designed to align the Company’s operating expenses and manufacturing capacity with management’s revenue expectation for fiscal years 2008 and 2009, which have been revised following recent events affecting the Company’s OTC business. The Company reaffirmed its commitment to ensuring concurrence with the Food and Drug Administration as it resumes OTC distribution.
     The Company estimates that it will record, in accordance with FASB Statement of Financial Accounting Standards No.146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS No.146), total charges of approximately $3.5 to $4.0 million in connection with the consolidation of its manufacturing and packaging operations, consisting of:
•	asset relocation and related costs of approximately $0.5 million,

•	severance, relocation and other employee related costs of approximately $2.0 to $2.5 million,

•	facility consolidation and other contractual costs of approximately $1.0 million
     The Company estimates that all of the above charges will be incurred as future cash expenditures. In addition, the Company expects a non-cash expense of $7.7 million related to the write down of certain assets in the fourth quarter of its fiscal year 2008 as a result of the facility consolidation.
     Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties. These statements are indicated by words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms or similar expressions. In particular, this Current Report on Form 8-K contains forward-looking statements about management estimates of the charges expected to be incurred with the consolidation of certain manufacturing and packaging operations and the nature of charges to be incurred. These statements are based upon information available to management as of the date hereof. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including, but not limited to, higher than expected consolidation expenses, a delay in implementation of the consolidation and other risks and uncertainties. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leiner Health Products Inc.
By:	/s/ Robert K. Reynolds
Robert K. Reynolds
President and Chief Operating Officer

Date: January 8, 2008